POWER OF ATTORNEY

Know all by these present, that the undersigned
hereby constitutes and appoints each of
Richard King, Christopher Whitmore and Mark Weeks,
or either of them signing singly, and with
full power of substitution, the undersigned's
true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's
name and on the undersigned's behalf,
and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any
other documents necessary or appropriate
to obtain codes and passwords enabling
the undersigned to make electronic
filings with the SEC of reports required
by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or
regulation of the SEC;

(2) execute for and on behalf of the undersigned,
in the undersigned's capacity as an
officer, director and/or more than 10%
stockholder of AcelRx Pharmaceuticals, Inc.
(the "Company"), Forms 3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange Act
of 1934 and the rules thereunder;

(3) do and perform any and all acts for and
on behalf of the undersigned which may be
necessary or desirable to complete and execute
any such Form 3, 4, or 5, complete and execute
any amendment or amendments thereto, and timely
file such form with the SEC and any stock exchange
or similar authority; and

(4) take any other action of any type whatsoever
in connection with the foregoing which,
in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of,
or legally required by, the undersigned, it
being understood that the documents executed
by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney
shall be in such form and shall contain such
terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation,
hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of
attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4, and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

This Power of Attorney supersedes any prior power
of attorney granted by the undersigned with
respect to Forms 3, 4, and 5.

IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of
this 17th day of July, 2014

        Jane Wright Mitchell